SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                      April 18, 2002

                     XEROX CORPORATION
   (Exact name of registrant as specified in its charter)

 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                   800 Long Ridge Road
                     P. O. Box 1600
            Stamford, Connecticut  06904-1600
    (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code:
                      (203) 968-3000

                      Not Applicable
(Former name or former address, if changed since last report)

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Item 5.  Other Events.

Registrant confirmed today that significant progress has been made in its negotiations with its revolver lenders.

Responding to media speculation about Registrant's liquidity, Registrant reiterated that the principal terms and conditions for refinancing a portion of the revolver and extending its maturity beyond October 2002 have been distributed to the 57 lenders in the revolver. Following the approval from these lenders as well as the negotiation and execution of the definitive agreements, the refinancing is expected to be completed no later than the end of June.

Registrant today also reported a current worldwide cash balance of $4.7 billion.


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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CORPORATION

                                         /s/ MARTIN S. WAGNER
                                         ----------------------------
                                         By: MARTIN S. WAGNER
                                             Assistant Secretary

Dated: April 18, 2002






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